UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________

FORM 8-K
___________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) October 4, 2019

Alpine 4 Technologies Ltd.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	000-55205	46-5482689
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

2525 E Arizona Biltmore Circle, Suite 237
Phoenix, AZ
 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

480-702-2431
(ISSUER TELEPHONE NUMBER)

 (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act
[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 7.01  Regulation FD Disclosure.

Alpine 4 Technologies Ltd., a Delaware corporation (the “Company”) was notified by Crow Manufacturing Corp of its desire to cancel its binding agreement of November 23rd 2019 to be purchased by Alpine 4.   Alpine 4 has agreed to negotiate a closure of this agreement with its lending parties tied to the transaction which concluded on December 27th 2019.

Kent B. Wilson CEO had this to say “Selling a business is a difficult and emotional process for sellers, for many of them, this has been their lifelong endeavor.   The company wanted to respect their decision and move on from this respectfully and graciously.  Further, Alpine 4 has various other acquisition candidates and needs to focus its attention there.  We wish the owners of Crow Manufacturing Corp the very best.”

This information is unaudited, and is subject to adjustment when the Company’s financial statements are audited and reported in the Company’s Annual Report on Form 10-K, which will be filed on or before March 31, 2020.

The information provided in this Item 7.01 shall be deemed to be “furnished,” and not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, pursuant to Instruction B.2 of Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Alpine 4 Technologies Ltd.

By: /s/ Kent B. Wilson
Kent B. Wilson
Chief Executive Officer, President
(Principal Executive Officer)

 Date: December 31, 2019